Exhibit 99.2

Empery Digital Releases New Investor Presentation

Empery Digital to Participate in 2025 Maxim Growth Summit

Empery Digital Has Repurchased Over 8.1 Million Shares

AUSTIN, Texas – October 20, 2025 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced the release of a new investor presentation, now available on the Company’s website at ir.emperydigital.com. The presentation outlines the Company’s approach to adopting bitcoin as a primary treasury reserve asset and details the Company’s recent initiatives aimed at enhancing shareholder value by increasing net asset value per share.

Additionally, Empery Digital is excited to announce its participation in the upcoming 2025 Maxim Growth Summit, taking place from October 22nd to 23rd at The Hard Rock Hotel NYC. This prestigious event brings together industry leaders, innovators, and premier institutions to explore the latest trends and advancements across several industries. Ryan Lane, Co-CEO and Chairman of the Company will be participating in a panel titled Digital Asset Treasuries moderated by Maxim Research Analysts.

Keynote speakers include Larry Kudlow (Broadcaster, Fox News) and Christopher Ruddy (CEO, Newsmax Media). The conference will also feature roundtable discussions with CEOs from small and mid-cap companies, moderated by Maxim Research Analysts.

For more information and a complete agenda of the Maxim Growth Summit, please visit www.maximgrp.com/2025-growth-summit.

Share Repurchase Program Update

As of October 17, 2025, the Company has repurchased 8,139,479 shares of its common stock under its $150 million share repurchase program, at an average purchase price per share of $7.55, including all fees and commissions. Following these repurchases, approximately $89 million remains available for future repurchases and the current number of shares outstanding is 43,280,756, including 3,913,538 pre-funded warrants.

See real-time NAV Metrics and other meaningful information on our dashboard here: https://www.emperydigital.com/treasury-dashboard

Follow us on X: @EMPD_BTC

About Empery Digital Inc.

Built on Principles, Powered by Blockchain

Empery Digital empowers progress by unlocking the transformative potential of digital asset management through blockchain. The Company employs a bitcoin treasury strategy focused on aggregating bitcoin and maximizing bitcoin per share while working to build a future where blockchain is the foundation of growth through transparency, efficiency, and accountability. As a company they apply themselves relentlessly by making disciplined decisions that drive long-term value for shareholders. For them, Bitcoin is not just another crypto format and blockchain isn’t just another tool, they’re fundamental drivers of progress.

About Maxim Group LLC

Maxim Group LLC is a full-service investment banking, securities and wealth management firm headquartered in New York. The independent and employee-owned firm provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales & trading, equity research and prime brokerage services. Maxim Group LLC is a registered broker-dealer with the U.S. Securities and Exchange Commission (SEC) and the Municipal Securities Rulemaking Board (MSRB) and is a member of FINRA, SIPC, and NASDAQ. To learn more about Maxim Group LLC, visit maximgrp.com.

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Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to potential future share repurchases. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the U.S. Securities and Exchange Commission, including those identified under the heading “Risk Factors” in the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025.

We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Sales sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

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